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                                                                     EXHIBIT 1.1

                       AVISTAR COMMUNICATIONS CORPORATION


                              3,600,000 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                                August ___, 2000


CHASE SECURITIES INC.
UBS WARBURG LLC
WIT SOUNDVIEW CORPORATION
  c/o Chase Securities Inc.
  One Bush Street
  San Francisco, California  94104

Ladies and Gentlemen:

        Avistar Communications Corporation, a Delaware corporation (collectively with its predecessors, herein called the "Company"), proposes to issue and sell 3,600,000 shares of its authorized but unissued common stock, $0.001 par value (herein called the "Common Stock"). Said shares of Common Stock are herein called the "Underwritten Stock." The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 540,000 additional shares of Common Stock to cover over-allotments (herein called the "Option Stock" and, with the Underwritten Stock, herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

        The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof), for whom you are acting as the "Representatives." You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.


--------

(1) Plus an option to purchase from the Company up to 540,000 additional shares solely to cover over-allotments.

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        1. REGISTRATION STATEMENT. The Company has filed with the Securities and
Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (File No. 333-39008), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission (herein called "Rule 430A")) heretofore filed by the Company with the Commission have been delivered to you.

        The term Registration Statement as used in this Agreement shall mean such registration statement, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

        The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

        (a) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (herein called a "Material Adverse Effect").

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        (b) All of the outstanding capital stock of each subsidiary of the
Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all such securities have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The only subsidiaries of the Company are the subsidiaries listed in Note 1 to the combined financial statements included in the Registration Statement and the Prospectus.

        (c) Other than as set forth in or expressly contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given therein, (i) there has not occurred any Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; (ii) there has not been any change in the capital stock (other than the exercise of stock options or warrants and grants under the employee stock plans as described in the Prospectus) or, except for transactions under the Company's existing line of credit, short-term or long-term debt of the Company, whether or not arising from transactions in the ordinary course of business;
(iii) except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction; (iv) neither the Company, nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, either individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on the latest balance sheet or notes thereto included in the Prospectus in accordance with generally accepted accounting principles and are not so disclosed; (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; (vi) there has been no capital expenditure or commitment by the Company or any of its subsidiaries exceeding $100,000, either individually or in the aggregate except in the ordinary course of business as generally contemplated by the Prospectus; (vii) there has been no change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries;
(viii) there has been no revaluation by the Company or any of its subsidiaries of any of their assets; (ix) other than in the ordinary course of business, there has been no increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of their officers, directors, employees or advisors, nor any declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its subsidiaries of a bonus or other additional salary or compensation to any such person; (x) there has been no amendment or termination of any material contract, agreement or license to which the Company or any subsidiary is a party or by which it is bound; (xi) there has been no waiver or release of any material right or claim of the Company or any subsidiary, including any write-off or other compromise of any material account receivable of the Company or any subsidiary; and (xii) there has been no change in pricing or royalties set or charged by the Company or any subsidiary to their respective customers or licensees or in pricing or royalties set or charged by persons who have licensed rights regarding any Intellectual Property (as hereinafter defined) to the Company or any of its subsidiaries.

        (d) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and the Option Closing Date (as hereinafter defined), as the case may be, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and

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the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and the Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (d) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

        (e) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance or sale of the Stock or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that prevents the issuance of the Stock, prevents or suspends the sale of the Stock in any jurisdiction or could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request from any securities authority or agency of any jurisdiction for additional information has been compiled with in the all material respects.

        (f) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Stock is duly and validly authorized and will be, when issued and sold to the Underwriters as provided herein, duly and validly issued, fully paid and non-assessable; and no preemptive, co-sale, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Stock or will exist as a result of the issue and sale thereof which has not been waived or set forth in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated hereby. Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as described in the Registration Statement and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company.

        (g) The information set forth under the heading "Capitalization" in the Prospectus is true and correct in all material respects. All of the Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Stock conforms to the legal requirements of the State of Delaware.

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        (h) The financial statements of the Company, together with the related notes and schedules set forth in the Registration Statement, present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and its subsidiaries on a combined or consolidated basis, as described in the Prospectus, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial data set forth in the Prospectus under the headings "Prospectus Summary -- Summary Financial Data," "Capitalization" and "Selected Financial Data" present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements of the Company and its subsidiaries on a combined basis (or with respect to the balance sheet data as of March 31, 2000, on a consolidated basis) included in the Prospectus.

        (i) Arthur Andersen LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

        (j) There is no action, suit, claim, proceeding or investigation before or brought by any court or government agency or body, domestic or foreign, pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries or any of their respective directors, officers or properties, which is required to be disclosed in the Registration Statement and is not so disclosed or which would reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated hereby.

        (k) There are no agreements, employee stock plans, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects or filed as required.

        (l) Each of the Company and its subsidiaries has good and marketable title to all of the properties and assets owned by them as reflected in the financial statements filed with the Commission as part of the Registration Statement, free and clear of any lien, mortgage, pledge, charge or encumbrance of any kind except those: (i) reflected in such financial statements; (ii) described in the Registration Statement; or (iii) that do not, individually or in the aggregate, materially and adversely affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All leases to which the Company or any of its subsidiaries is a party are valid and binding obligations of the Company or its subsidiaries, respectively, and no default by the Company or any of its subsidiaries has occurred or is continuing thereunder which could reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases to which they are a party as lessee.

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        (m) Each of the Company and, to the extent applicable, its subsidiaries has timely filed all federal, state, local and foreign income tax returns, as the case may be, which have been required to be filed and has paid all taxes required by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith except where the failure to file such returns and pay such taxes would not have, either individually or in the aggregate, a Material Adverse Effect. All tax liabilities (including those being contested in good faith) for the periods covered by the financial statements of the Company and its subsidiaries on a combined basis included in the Registration Statement have in all material respects been adequately accounted for or described in such financial statements. The Company has in all material respects made adequate charges, accruals and reserves in the financial statements of the Company and its subsidiaries on a combined or consolidated basis included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

        (n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Stock as provided herein and the power to effect the "Use of Proceeds" as described in the Prospectus.

        (o) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        (p) Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both will be, (i) in violation of its certificate of incorporation or bylaws or equivalent organizational documents,
(ii) in default under an agreement, mortgage, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or subject or (iii) in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company, its subsidiaries or any of their assets or properties (whether owned or leased) other than, in the case of clause (ii) and (iii), any default or violation that would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or interfere with or materially adversely affect the sale of the Stock pursuant hereto.

        (q) None of (i) the execution, delivery or performance by the Company of this Agreement, (ii) the issuance or sale of the Stock, (iii) the consummation by the Company of the transactions contemplated hereby and (iv) the reincorporation of the Company in Delaware, the contribution of all the capital stock of Collaboration Properties, Inc. ("CPI") and VCT, Inc. ("VCT") to the Company, the merger of CPI and VCT, the contribution of the Company's assets to its operating subsidiary, Avistar Systems Corporation, and the licensing of CPI's intellectual property portfolio to the Company (collectively, the "Reorganization") violate, conflict with or

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constitute a breach of any of the terms or provisions of, or a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or require consent which has not been obtained under, or result in the imposition of a lien on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to (A) the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries,
(B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or their properties is or may be bound or subject, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except in the case of clauses (B), (C) and (D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (1) would not result, either individually or in the aggregate, in a Material Adverse Effect or (2) which are disclosed in the Prospectus.

        (r) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions hereby contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (herein called the "NASD") or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

        (s) The Company and its subsidiaries have been and are now operating in compliance with all federal, state, local and foreign statutes, laws, regulations, ordinances or court decrees applicable to its businesses and operations, except where any such non-compliance, either individually or in the aggregate, would not have a Material Adverse Effect. No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent, and neither the Company nor any of its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers' representatives or international distributors that might be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or its subsidiaries' employees and, to the best of the Company's knowledge, no such agreement is imminent.

        (u) Other than as disclosed in the Registration Statement and the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, a valid, enforceable right to use, all issued and pending patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable designs, software and other computer programs, computer codes, proprietary or confidential information, software, systems or procedures), trademarks, copyrights and trade names, technical data and other information (herein collectively called "Intellectual Property") that are necessary to conduct their businesses as described in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries has
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received any notice of, and has no knowledge of, any infringement of or conflict with any rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with any asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; to the best of the Company's and its subsidiaries' knowledge, none of the Intellectual Property licensed to or by the Company or any of its subsidiaries is unenforceable or invalid; and neither the Company nor any of its subsidiaries is aware of the granting of any patent rights to third parties or the filing of any patent applications by third parties or any other rights of third parties to any Intellectual Property owned by the Company and its subsidiaries.

        (v) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (herein called the "Investment Company Act") and the rules and regulations of the Commission thereunder.

        (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (x) Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customary for similarly situated businesses including, but not limited to, policies covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

        (y) The statements in the Prospectus under the heading "Related Party Transactions" set forth all existing agreements, arrangements, understandings or transactions or proposed agreements, arrangements, understandings or transactions between or among the Company or any of its subsidiaries, on the one hand, and any officer, director or stockholder of the Company or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder by the Securities Act and the rules and regulations of the Commission thereunder.

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        (z) Neither the Company nor any of its subsidiaries has distributed, nor will any of them distribute prior to the later of (i) the Closing Date or the Option Closing Date, as the case may be, and (ii) the completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

        (aa) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby other than to the Underwriters.

        (bb) The minute books of the Company have been made available to the Representatives and their counsel and contain a summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, respectively, since the date of its initial formation as a limited partnership in the State of Nevada, and reflect all transactions referred to in such minutes accurately in all material respects.

        (cc) There are no agreements between the Company and any former officer of the Company relating to the payment of severance or other compensation.

        (dd) The Stock to be issued and sold by the Company has been authorized for listing by the Nasdaq National Market System upon official notice of issuance.

        (ee) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Stock.

        (gg) The Reorganization of the Company in 2000 and the one-for-five reverse stock split in July 2000 have been duly authorized by all necessary corporate action.

        3. PURCHASE OF THE STOCK BY THE UNDERWRITERS.

        (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,600,000 shares of the Underwritten Stock to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by the Company pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such

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manner as you deem advisable to avoid fractional shares. In making this
Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

        (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 540,000 shares in the aggregate of Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time

(but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

        4. OFFERING BY UNDERWRITERS.

        (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

        (b) The information set forth in "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct and complete.

        5. DELIVERY OF AND PAYMENT FOR THE STOCK.

        (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., California time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Simpson Thacher & Bartlett, 3373 Hillview Avenue, Suite 250, Palo Alto, California 94304, at 7:00 a.m., California time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

        (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., California time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Simpson Thacher & Bartlett, 3373 Hillview Avenue, Suite 250, Palo Alto, California 94304, at 7:00 a.m., California time, on the third business day after the exercise of such option. The date and hour of such delivery and payment are herein called the "Option Closing Date."

        (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by wire transfer in immediately available funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several

Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day prior to the Closing Date, in the case of Underwritten Stock and at least one business day prior to the Option Closing Date, in the case of Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Simpson Thacher & Bartlett, 3373 Hillview Avenue, Suite 250, Palo Alto, California 94304, on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., California time, on the business day prior to the Option Closing Date.

        It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check or wire transfer shall not have been received by you on the Closing Date or on the Option Closing Date, as the case may be. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

        6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

        (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act and the rules and regulations of the Commission thereunder.

        (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

        (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

        (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained in the Prospectus in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, not misleading, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder for such period.

        (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

        (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as you may designate and in such foreign jurisdictions as you and the Company shall mutually agree and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

        (g) During a period of five years commencing with the date hereof, the Company will furnish to you, upon request, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

        (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its securityholders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

        (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) any applicable listing or other fees, (iii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iv) the photocopying of this Agreement and related documents delivered to the Underwriters, (v) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (vi) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6, (vii) the printing and issuance of stock certificates, including the transfer agent's fees and (viii) all costs and expenses of the Underwriters (including the reasonable fees and disbursements of counsel to the Underwriters) solely to the extent such costs are incident to the offer and sale of shares of the Stock by the Underwriters to directors, officers, employees and other persons having business relationships with the Company pursuant to the Directed Share Program, as described in Section 12, subject to receipt of reasonably satisfactory documentation thereof.

        (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD, subject to receipt of an invoice from counsel and other reasonable documentation thereof.

        (k) The Company agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, which shall not be unreasonably withheld or delayed, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) offer, sell, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of capital stock of the Company or any securities exchangeable or exercisable for or convertible into or any rights to purchase or acquire shares of capital stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) the Common Stock to be issued concurrently with the closing of this offering upon the conversion of the Company's outstanding convertible preferred stock, (C) shares of Common Stock issued in connection with acquisitions, (D) shares of Common Stock issued by the Company under the 2000 Employee Stock Purchase Plan or upon the exercise of options granted prior to the date of the Prospectus under the stock option plans of the Company (the "Option Plans") described in the Preliminary Prospectus, and
(E) options to purchase Common Stock granted under the Option Plans, provided that, any such options granted shall not be exercisable until 180 days after the commencement of the public offering of the Stock by the underwriters, unless the holders thereof shall have executed a lock-up agreement substantially in the form of Annex D attached hereto.

        (l) The Company agrees to use its reasonable best efforts to cause all current directors, officers and holders of any shares of Common Stock (other than those held by former employees) to furnish to you, prior to the Closing Date, executed lock-up agreements in the form of Annex D attached hereto.

        (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event, unless in the opinion of the Company's regular outside counsel, the dissemination of such press release or other public statement would violate applicable securities laws.

        (n) The Company shall apply the net proceeds of its sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds."

        (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, registrar (which may be the same entity as the transfer agent) for its Common Stock.

        7 INDEMNIFICATION AND CONTRIBUTION.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement), any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (A) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (B) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

        (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice to the extent the party to whom such Notice was not given was materially prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement, except as provided in paragraph (d) of this Section 7. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties (except to the extent an indemnified party reasonably determines that there is an actual conflict of interest between the positions of such indemnified party and the other indemnified parties in conducting the defense of such action, suit, investigation, inquiry or proceeding in which case such indemnified party shall have the right to select separate counsel to defend such action on its behalf) and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Chase Securities Inc., in the case of parties indemnified pursuant to paragraph (a) of this
Section 7, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section 7. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the third preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

        (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7: (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

        The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the failure to so notify such party or parties from whom contribution may be sought shall not relieve such party or parties from any liability hereunder except to the extent it is, or they are, materially prejudiced as a result thereof and in any event shall not relieve it or them from any other liability which it or they may have otherwise than on account of this section.

        (e) The Company will not, without the prior written consent of each Underwriter, which will not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

        8 TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (a) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (b) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (c) suspension of trading in securities generally or a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or (f) the taking of any action by any federal or state government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

        9 CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all of its obligations to be performed hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be, and to the following further conditions:

        (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

        (b) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 7:00 a.m., California time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree.

        (c) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved by Simpson Thacher & Bartlett, counsel for the Underwriters, acting reasonably, at or prior to the Closing Date.

        (d) You shall have received from (i) Bryan Cave LLP, special counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, (ii) Wilson Sonsini Goodrich & Rosati PC, counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto and (iii) Cooley Godward LLP, patent counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex C hereto; and if Option Stock is purchased at any date after the Closing Date, additional opinions from each of such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

        (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Effect whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date and the Option Closing Date, as the case may be, and
(viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed with such offering

        (f) You shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate, dated the Closing Date or Option Closing Date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this
Section 9 are true and correct.

        (g) You shall have received from Arthur Andersen LLP letters addressed to the Underwriters and dated the date hereof, the Closing Date and the Option Closing Date, as the case may be, in each case, in form and substance satisfactory to the Underwriters (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder; (ii) containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to financial statements and certain information of the Company and its subsidiaries contained in the Registration Statement and the Prospectus; (iii) with respect to the letters delivered on the Closing Date or the Option Closing Date, as the case may be, based upon the procedures described in its letter delivered to you concurrently with the execution of this

Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be, (A) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date and the Option Closing Date, as the case may be, and (B) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information; and (iv) addressing other matters agreed upon by Arthur Andersen LLP and you. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

        (h) You shall have received from Arthur Andersen LLP a letter addressed to the Company and made available to you and your counsel for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's combined financial statements as of December 31, 1999 did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

        (i) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

        (j) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market System upon official notice of issuance.

        (k) On or prior to the Closing Date, you shall have received from all directors, officers, and holders of any shares of Common Stock and any options or similar rights to purchase Common Stock, executed lock-up agreements substantially in the form of Annex D attached hereto.

        All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Simpson Thacher & Bartlett, counsel for the Underwriters, acting reasonably, shall be satisfied that they comply in form and scope in all material respects.

        In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this

Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby, subject to receipt of reasonably satisfactory documentation thereof.

        10 CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

        In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

        11 REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, subject to receipt of reasonably satisfactory documentation thereof and provided that the Company shall not in respect of legal expenses be liable for the fees and expenses of more than one separate firm for all such Underwriters, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (a) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (b) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

        12 DIRECTED SHARE PROGRAM. It is understood that approximately 180,000 shares of the Underwritten Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD (the "Directed Share Program") to directors, officers, employees, business associates and related persons of the Company ("Participants") who have heretofore delivered to you offers to purchase shares of Underwritten Stock in form reasonably satisfactory to you, and that any allocation of such Underwritten Stock among such persons will be made in accordance with timely directions received by you from the Company. Except as set forth below, under no circumstances will any Underwriter be liable to the Company or to any

Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. It is further understood that to the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

            The Company agrees to pay all costs and expenses of the Underwriters (including the fees and disbursements of counsel to the Underwriters) solely to the extent such costs are incident to the offer and sale of shares of the Stock by the Underwriters pursuant to the Directed Share Program.

            (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (herein called the "Underwriting Entities"), from and against any and all losses, claims, damages or liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, including those arising out of any violation or alleged violation of the Act or out of any rescission right of any person in respect thereof, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriting Entities.

            (b) Upon the service of a summons or other initial legal process upon any Underwriting Entity in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought pursuant to Section 12(a), the Underwriting Entity seeking indemnity will promptly give Notice of such service or notification to the Company. No indemnification provided for in Section 12(a) shall be available to any Underwriting Entity who shall fail so to give the Notice to the Company to the extent the Company was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify the Company of any such service or notification shall not relieve the Company from any liability which it may have to any such Underwriting Entity for contribution or otherwise than on account of such indemnity agreement in Section 12(a) (except as specifically provided in paragraph (c) of this Section 12). Any Underwriting Entity shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, such Underwriting Entity. The Company shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving a Notice of Defense to any such Underwriting Entity, to assume the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the Company, by counsel chosen by the Company and reasonably satisfactory to such Underwriting Entity; provided, however, that (i) if any such Underwriting Entity reasonably determines that there may be a conflict between the positions of the Company and of any such Underwriting Entity in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Underwriting Entity different from or in addition to those available to the Company, then counsel for such Underwriting Entity shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of such Underwriting Entity and
(ii) in any event, the Underwriting Entity shall be entitled to have counsel chosen by such Underwriting Entity to participate in, but not conduct, the defense. It is understood that the Company shall not, in respect of the legal expense of any such Underwriting Entity in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Underwriting Entities and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Chase Securities Inc. If, within a reasonable time after receipt of the Notice, the Company gives a Notice of Defense in connection with this Section 12 and the counsel chosen by the Company is reasonably satisfactory to the Underwriting Entity, the Company will not be liable under this Section 12 for any legal or other expenses subsequently incurred by any such Underwriting Entity in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the Company shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the Company shall bear such other expenses as it or they have authorized to be incurred by any such Underwriting Entity. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the Company shall be responsible for any legal or other expenses incurred by any such Underwriting Entity in connection with the defense of the action, suit or proceeding.

            (c) If the indemnification provided for in Section 12(a) is unavailable or insufficient to hold harmless an Underwriting Entity under
Section 12(a), then the Company, in lieu of indemnifying the Underwriting Entity, shall contribute to the amount paid or payable by the Underwriting Entity as a result of the losses, claims, damages or liabilities referred to in
Section 12(a): (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriting Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Chase Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Underwriting Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Underwriting Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. Relative fault of the Company on the one hand and the Chase Entities on the other hand shall be determined by reference to, among other things, whether the statement, act or omission that results in losses, claims, damages or liabilities relates to statements, acts or omissions by the Company or by the Underwriting Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements, acts or omissions.

            (d) The Company and the Underwriting Entities agree that it would not be just and equitable if contributions pursuant to Section 12(c) were determined by pro rata allocation (even if the Underwriting Entities were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in
Section 12(c). The amount paid by the Underwriting Entities as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in Section 12(c) shall be deemed to include any legal or other expenses reasonably incurred by the Underwriting Entities in connection with the investigating, preparing to defend or defending against any action or claim which is the subject of Section 12(c). Notwithstanding the provisions of this
Section 12, no Underwriting Entity shall be required to contribute pursuant to this Section 12 any amount in excess of the underwriting discount applicable to the Directed Shares distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the failure to so notify such party or parties from whom contribution may be sought shall not relieve such party or parties from any liability hereunder except to the extent it is, or they are, materially prejudiced as a result thereof and in any event shall not relieve it or them from any other liability which it or they may have otherwise than on account of this section.

            (e) The indemnity and contribution provisions contained in this
Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriting Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

        13 PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said
Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

        14 NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104, Attention: David

Yao, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 10 Universal City Plaza - Suite 1850, Universal City, California 91608, Attention: Daniel Clivner, Esq.; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065, Attention: Gerald J. Burnett, with a copy to Bryan Cave LLP, 120 Broadway, Suite 300, Santa Monica, California 90401-2305,
Attention: Thomas S. Loo, Esq. and R. Randall Wang, Esq. All notices given by telegraph shall be promptly confirmed by letter.

        15 MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (k), (l) and
(m) of Section 6 hereof shall be of no further force or effect.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                               Very truly yours,

                                               AVISTAR COMMUNICATIONS
                                               CORPORATION



                                               By ______________________________
                                                  Name:
                                                  Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
UBS WARBURG LLC
WIT SOUNDVIEW CORPORATION
By Chase Securities Inc.


By _______________________________
        Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I


                                  UNDERWRITERS



                                                             NUMBER OF SHARES
           UNDERWRITERS                                        TO BE PURCHASED
           ------------                                      -----------------
           Chase Securities Inc. ..........................
           UBS Warburg LLC.................................
           Wit SoundView Corporation.......................


                   Total...................................        _____

                                     ANNEX A


             MATTERS TO BE COVERED IN THE OPINION OF BRYAN CAVE LLP,
                         SPECIAL COUNSEL FOR THE COMPANY


        (i) Each of the Company and its subsidiaries listed in Exhibit 21.2 to the Registration Statement ("Subsidiaries") is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own or lease its properties and conduct its business in all material respects as described in the Prospectus;

        (ii) the shares of Underwritten Stock and any shares of Option Stock issued have been duly and validly issued and are fully paid and nonassessable; all the issued and outstanding capital stock of each Subsidiary of the Company is owned of record by the Company free and clear of any liens, encumbrances or security interests identified to such counsel, and to the best of counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests are outstanding;

        (iii) any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights identified to such counsel that have not been waived or rights of first refusal or rights of co-sale identified to such counsel which exist with respect to the issue and sale of the Stock;

        (iv) such counsel has been advised that the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

        (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder;

        (vi) the information required to be set forth in the Registration Statement in answer to Item 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects, and, to the best of such counsel's knowledge, the description of the Company's Option Plans and the options granted (except as to financial data contained therein relating to the number of options outstanding and weighted average exercise price thereof) and which may be granted thereunder accurately and fairly presents in all material respects the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

        (vii) such counsel does not know of any franchises, contracts, leases or documents, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

        (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

        (ix) none of (i) the execution, delivery or performance by the Company of the Underwriting Agreement, (ii) the issuance and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement and (iii) the consummation by the Company of the transactions contemplated by the Underwriting Agreement will conflict with, or result in a breach or violation of, or constitute a default under (A) the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (B) any agreement, lease, contract, indenture or other instrument or obligation filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is a party, (C) any law or regulation reasonably recognized by such counsel as applicable to the Company in transactions of this kind (provided that such counsel need not express any opinion with regard to the blue sky laws) or (D) so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality applicable to the Company; except in the case of clauses (B), (C) and (D) for such conflicts, breaches, violations or defaults that would not result, either individually or in the aggregate, in a Material Adverse Effect;

        (x) except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby;

        (xi) to such counsel's knowledge, and other than as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (xii) the Stock issued and sold by the Company has been duly authorized for listing by the Nasdaq National Market System upon official notice of issuance;

        (xiii) the information in the Prospectus under the headings "Management" and "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock," to the extent that such information constitutes matters of law or legal conclusions, and the information in the Prospectus under the heading "Related Party Transaction," to the extent that such information constitutes matters of law or legal conclusions or summaries of written contracts, has been reviewed by such counsel and is an accurate summary in all material respects of such matters, conclusions and contracts; and the form of certificate evidencing Common Stock and filed as an exhibit to the Registration Statement complies in all material respects with the Delaware General Corporation Law; and

        (xiv) all holders of securities of the Company having rights under the agreements set forth on an attached schedule of the Company certifying that such schedule includes all such agreements, to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

        Such counsel shall also confirm that during the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with the Underwriter's representatives and counsel and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in the light of such counsel's understanding of applicable law and the experience such counsel has gained through such counsel's practice thereunder, such counsel has no reason to believe that as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that as of the date of such opinion, the Prospectus, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                     ANNEX B


                     MATTERS TO BE COVERED IN THE OPINION OF
                      WILSON SONSINI GOODRICH & ROSATI PC,
                             COUNSEL FOR THE COMPANY


        (i) Each of the Company and its subsidiaries listed in Exhibit 21.2 to the Registration Statement has been duly incorporated;

        (ii) the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

        (iii) the authorized capital stock of the Company consists of 10 million shares of preferred stock, $.001 par value of which there are outstanding no shares, and 250 million shares of Common Stock, $ .001 par value, of which there are outstanding ________ shares (including the Underwritten Stock plus the number of shares of Underwritten Stock and any Option Stock issued on the date hereof) and such additional number of shares, if any, as may have been issued after the date of the Prospectus and prior to the Closing Date, pursuant to the Company's Option Plans; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of capital stock of the Company (other than the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable;

        (iv) the Reorganization of the Company will not conflict with, or result in a breach or violation of, or constitute a default under (A) the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (B) any law or regulation reasonably recognized by such counsel as applicable to the Company in transactions of this kind or (C) so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality applicable to the Company; except in the case of clauses (B) and (C)for such conflicts, breaches, violations or defaults that would not result, either individually or in the aggregate, in a Material Adverse Effect;

        (v) no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the Reorganization that was not obtained or made;

        (vi) the information in the Prospectus under the heading "Description of Capital Stock," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is an accurate summary in all material respects of such matters and conclusions and contains all the information required to be set forth in the Registration Statement in answer to Item 9 of Form S-1, in all material respects; and

                                     ANNEX D


                            FORM OF LOCK-UP AGREEMENT


June 12, 2000

Chase Securities Inc.
UBS Warburg LLC
Wit SoundView Corporation
As Representatives of the
   Several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, California 94104

Ladies and Gentlemen:

The undersigned is a stockholder of Avistar Communications Corporation (the "Company") and wishes to facilitate the public offering (the "Offering") of Common Stock of the Company ("Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), first filed with the Securities and Exchange Commission on June 9, 2000.

In consideration of the foregoing, and in order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase Securities Inc., provided that you agree that such consent shall not be unreasonably withheld or delayed, for a period of 180 days from the effective date of the Registration Statement.

Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, substantially to the effect of the form hereof, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, parent, stepparent, grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in-law, child, stepchild, grandchild, brother or sister of the transferor and shall include adoptive relationships.

In addition, notwithstanding the foregoing, the undersigned may pledge any such shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock in connection with a bona fide loan transaction in which the pledgee acknowledges in writing the undersigned's obligations hereunder and which pledge does not permit the pledgee, directly or indirectly, to sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of those shares or any securities convertible into or exchangeable for or any other rights to purchase or acquire such shares during such 180-day period.

Further, the undersigned may convert shares of the Company's convertible preferred stock into shares of Common Stock and may exercise any options to purchase Common Stock, provided, in any such case, that the shares of Common Stock issued upon conversion or exercise shall remain subject to thisAgreement.

The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 180 days from the effective date of the Registration Statement the undersigned has no right to require the Company to register under the Securities Act of 1933 such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

In the event that the Offering is not completed on or before December 31, 2000, this Agreement shall be void and of no further effect.

                                           Very truly yours,



Dated: ________________________            ____________________________________
                                           Signature




                                           ____________________________________
                                           Printed Name and Title